Exhibit 99.1

Reed’s Reports Second Quarter 2024 Results

Double-Digit Net Sales Growth and Gross Margin Expansion Drive Lower Operating Loss and Positive Modified EBITDA

Reiterates Full Year 2024 Financial Outlook

Norwalk, CT, (August 13, 2024) — Reed’s, Inc. (OTCQX: REED) (“Reed’s” or the “Company”), owner of the nation’s leading portfolio of handcrafted, natural ginger beverages, is reporting financial results for the three months ended June 30, 2024.

Q2 2024 Financial Highlights (vs. Q2 2023):

●	Net sales increased 19% to $11.9 million.
●	Gross profit increased 53% to $3.8 million, with gross margin up 720 bps to 32.3%.
●	Delivery and handling costs were reduced by 16% to $2.18 per case.
●	Selling, general and administrative expenses were $3.1 million compared to $2.6 million.
●	Operating loss improved to $0.7 million compared to $1.7 million.
●	Modified EBITDA improved to $45,000 compared to $(1.6) million.

Management Commentary

“We continued to execute on our growth and optimization initiatives in the second quarter as we generated double-digit net sales growth, material gross margin expansion and positive modified EBITDA,” said Norman E. Snyder, Jr., CEO of Reed’s. “Our return to top line growth was driven by strong demand for Reed’s products, increased promotional activity, and expanded product authorizations. Additionally, our consistent efforts to bolster inventory levels have led to lower rates of short order shipments.

“Looking ahead, we are reaffirming our financial targets for 2024 as we continue to expect net sales growth, gross margin expansion, and modified EBITDA profitability while generating positive cash flow from operations for the full year. Our strategic initiatives are bearing fruit, setting the stage for further growth and improved profitability. With a strengthened inventory position, optimized cost structure, and continued demand for Reed’s products, we believe we are well-positioned to deliver on our goals in the back half of the year.”

Second Quarter 2024 Financial Results

During the second quarter of 2024, net sales increased 19% to $11.9 million compared to $10.0 million in the year-ago period. The increase was primarily driven by strong demand for Reed’s products, increased promotional activity, expanded product authorizations and a reduction in short order shipments compared to the year-ago period.

Gross profit for the second quarter of 2024 increased 53% to $3.8 million compared to $2.5 million for the same period in 2023. Gross margin increased 720 basis points to 32.3% compared to 25.1% in the year-ago quarter. The increase was primarily driven by higher net sales and lower supply chain and input costs.

Delivery and handling costs were reduced by 16% to $1.4 million during the second quarter of 2024 compared to $1.7 million in the second quarter of 2023. The decrease was primarily driven by renegotiated freight rates for heavily trafficked lanes, improved throughput, as well as efficiencies generated from the Company’s streamlined distribution model and new co-packing partnership. Delivery and handling costs were reduced to 12% of net sales or $2.18 per case, compared to 17% of net sales or $3.05 per case during the same period last year.

Selling, general and administrative costs were $3.1 million during the second quarter of 2024 compared to $2.6 million in the year-ago quarter. As a percentage of net sales, selling, general and administrative costs remained flat at 26%.

Operating loss during the second quarter of 2024 improved to $0.7 million or $(0.16) per share, compared to $1.7 million or $(0.55) per share in the second quarter of 2023.

Modified EBITDA improved to $45,000 in the second quarter of 2024 compared to $(1.6) million in the second quarter of 2023.

Liquidity and Cash Flow

For the second quarter of 2024, cash used in operations was $0.9 million compared to $3.4 million for the same period in 2023. The decrease in cash used was primarily driven by lower inventory purchases compared to the year-ago period.

As of June 30, 2024, the Company had approximately $0.3 million of cash and $27.4 million of total debt net of capitalized financing fees. The debt includes $18.4 million from a convertible note and $9.0 million from the Company’s revolving line of credit, which has $3.8 million of additional borrowing capacity.

FY 2024 Financial Outlook

The Company continues to project net sales growth, gross margin expansion, and to achieve modified EBITDA profitability for the full year 2024. Reed’s also expects to generate positive cash flow from operations for the full year 2024.

Conference Call

The Company will conduct a conference call today, August 13, 2024, at 5:00 p.m. Eastern time to discuss its results for the three months ended June 30, 2024.

Reed’s management will host the conference call, followed by a question-and-answer period.

Date: Tuesday, August 13, 2024

Time: 5:00 p.m. Eastern time

Toll-free dial-in number: (800) 717-1738

International dial-in number: (646) 307-1865

Conference ID: 78880

Webcast: Reed’s Q2 2024 Conference Call

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the company’s investor relations team at (720) 330-2829.

The conference call will also be broadcast live and available for replay on the investor relations section of the Company’s website at https://investor.reedsinc.com.

About Reed’s, Inc.

Reed’s is an innovative company and category leader that provides the world with high quality, premium and naturally bold™ better-for-you beverages. Established in 1989, Reed’s is a leader in craft beverages under the Reed’s®, Virgil’s® and Flying Cauldron® brand names. The Company’s beverages are now sold in over 45,000 stores nationwide.

Reed’s is known as America’s #1 name in natural, ginger-based beverages. Crafted using real ginger and premium ingredients, Reed’s portfolio includes ginger beers, ginger ales, ready-to-drink ginger mules and hard ginger ales. The brand has recently successfully expanded into the zero-sugar segment with its proprietary, natural sweetener system.

Virgil’s® is an award-winning line of craft sodas, made with the finest natural ingredients and without GMOs or artificial preservatives. The brand offers an array of great tasting, bold flavored sodas including Root Beer, Vanilla Cream, Black Cherry, Orange Cream, and Cola. These flavors are also available in five zero sugar varieties which are naturally sweetened and certified ketogenic.

Flying Cauldron® is a non-alcoholic butterscotch beer prized for its creamy vanilla and butterscotch flavors. Sought after by beverage aficionados, Flying Cauldron is made with natural ingredients and no artificial flavors, sweeteners, preservatives, gluten, caffeine, or GMOs.

For more information, visit drinkreeds.com, virgils.com and flyingcauldron.com. To receive exclusive perks for Reed’s investors, please visit the Company’s page on the Stockperks app here.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are typically identified by terms such as “estimate,” “expect,” “intend,” “project,” “will,” “plan,” and similar expressions. These forward-looking statements are based on current expectations and include our management’s expectations and guidance for fiscal year 2024 under the heading “FY 2024 Financial Outlook”. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties, and assumptions, many of which involve factors or circumstances that are beyond our control. Reed’s 2024 guidance reflects year-to-date and expected future business trends and includes impacts of the inventory shortage as of the date hereof. New supply chain challenges that may develop and further potential inflation cannot be reasonably estimated and are not factored into current fiscal 2024 guidance. These risks could materially impact our ability to access raw materials, production, transportation and/or other logistics needs.

Financial guidance should not be viewed as a substitute for full financial statements prepared in accordance with GAAP.

If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, Reed’s actual results could differ materially from the results expressed or implied by the forward-looking statements we make, including our ability to achieve our targets for the fiscal year ending December 31, 2024. The risks and uncertainties referred to above include, but are not limited to: inventory shortages; risks associated with new product releases; the impacts of further inflation; risks that customer demand may fluctuate or decrease; risks that we are unable to collect unbilled contractual commitments, particularly in the current economic environment; our ability to compete successfully and manage growth; our significant debt obligations; our ability to develop and expand strategic and third party distribution channels; our dependence on third party suppliers, brewers and distributors; third party co-packers meeting contractual commitments; risks related to our international operations; our ability to continue to innovate; our strategy of making investments in sales to drive growth; increasing costs of fuel and freight, protection of intellectual property; competition; general political or destabilizing events, including the wars in Ukraine and Israel, conflict or acts of terrorism; financial markets, commodity and currency impacts of the wars; the effect of evolving domestic and foreign government regulations, including those addressing data privacy and cross-border data transfers; and other risks detailed from time to time in Reed’s public filings, including Reed’s annual report on Form 10-K filed on April 1, 2024, which is available on the Securities and Exchange Commission’s web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. Reed’s assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

ir@reedsinc.com

(720) 330-2829

REED’S, INC.

CONDENSED STATEMENTS OF OPERATIONS

For the Three and Six Months Ended June 30, 2024 and 2023

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net Sales	$11,874	$10,005	$21,469	$21,162
Cost of goods sold	8,043	7,496	14,225	15,955
Gross profit	3,831	2,509	7,244	5,207

Operating expenses:
Delivery and handling expense	1,423	1,686	2,925	3,806
Selling and marketing expense	1,097	1,259	2,190	2,706
General and administrative expense	1,980	1,311	3,448	3,020
Total operating expenses	4,500	4,256	8,563	9,532

Loss from operations	(669)	(1,747)	(1,319)	(4,325)

Interest expense	(1,150)	(1,387)	(2,173)	(3,166)
Change in fair value of SAFE investments	(1,393)	-	(1,393)	-

Net loss	(3,212)	(3,134)	(4,885)	(7,491)

Dividends on Series A Convertible Preferred Stock	(5)	(5)	(5)	(5)

Net Loss Attributable to Common Stockholders	$(3,217)	$(3,139)	$(4,890)	$(7,496)

Loss per share – basic and diluted	$(0.77)	$(0.99)	$(1.17)	$(2.59)

Weighted average number of shares outstanding – basic and diluted	4,187,291	3,179,661	4,187,291	2,892,860

REED’S, INC.

CONDENSED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	June 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash	$326	$603
Accounts receivable, net of allowance of $210 and $860, respectively	5,297	3,571
Inventory	10,223	11,300
Receivable from former related party	259	259
Prepaid expenses and other current assets	1,621	2,028
Total current assets	17,726	17,761

Property and equipment, net of accumulated depreciation of $1,205 and $1,068, respectively	384	493
Intangible assets	635	629
Total assets	$18,745	$18,883

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$8,432	$9,133
Accrued expenses	946	1,096
Revolving line of credit, net of capitalized financing costs of $121 and $201, respectively	9,003	9,758
Payable to former related party	213	259
Current portion of convertible notes payable, net of debt discount of $414 and $424, respectively	18,407	6,737
Current portion of lease liabilities	103	207
Total current liabilities	37,104	27,190

SAFE investments	5,490	-
Convertible note payable, net of debt discount of $0 and $148, respectively, less current portion	-	10,874
Total liabilities	42,594	38,064

Stockholders’ deficit:
Series A Convertible Preferred stock, $10 par value, 500,000 shares authorized, 9,411 shares issued and outstanding	94	94
Common stock, $.0001 par value, 180,000,000 shares authorized; 4,187,291 and 4,187,291 shares issued and outstanding, respectively	-	-
Additional paid in capital	119,674	119,452
Accumulated deficit	(143,617)	(138,727)
Total stockholders’ deficit	(23,849)	(19,181)
Total liabilities and stockholders’ deficit	$18,745	$18,883

REED’S, INC.

CONDENSED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2024 and 2023

(Unaudited)

(Amounts in thousands)

	June 30,	June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(4,885)	$(7,491)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	58	79
Loss on disposal of property and equipment		9
Amortization of debt discount	390	712
Fair value of vested options	222	213
Fair value of vested restricted shares granted to officers		3
Change in the fair value of SAFE investments	1,393	-
Change in allowance for doubtful accounts	(650)	54
Inventory write-downs	(1,009)	(207)
Accrued interest	638	1,773
Changes in operating assets and liabilities:
Accounts receivable	(1,075)	1,882
Inventory	2,086	2,692
Prepaid expenses and other assets	(594)	59
Decrease in right of use assets	79	67
Accounts payable	299	(2,603)
Accrued expenses	(155)	560
Lease liabilities	(104)	(90)
Net cash used in operating activities	(3,307)	(2,288)
Cash flows from investing activities:
Trademark costs	(6)	(1)
Purchase of property and equipment	(28)	-
Sale of property and equipment	-	68
Net cash provided by in investing activities	(34)	67
Cash flows from financing activities:
Proceeds from line of credit	19,501	19,099
Payments on line of credit	(20,336)	(23,594)
Proceeds from convertible note payable, net of expenses	-	3,797
Payment of convertible note payable		(268)
Proceeds from sale of common stock	-	4,016
Proceeds from SAFE agreement	4,097	-
Repurchase of common stock	-	(1)
Payment of cash recorded as debt discount	(152)	-
Amounts from former related party, net	(46)	(914)
Net cash provided by financing activities	3,064	2,135

Net decrease in cash	(277)	(86)
Cash at beginning of period	603	533
Cash at end of period	$326	$447

Supplemental disclosures of cash flow information:
Cash paid for interest	$1,146	$658
Non-cash investing and financing activities:
Dividends on Series A Convertible Preferred Stock	$5	$5

Modified EBITDA

In addition to our GAAP results, we present Modified EBITDA as a supplemental measure of our performance. However, Modified EBITDA is not a recognized measurement under GAAP and should not be considered as an alternative to net income, income from operations or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of liquidity. We define Modified EBITDA as net income (loss), plus interest expense, tax expense, depreciation and amortization, stock-based compensation, changes in fair value of warrant expense, legal and insurance settlements, inventory write-offs associated with exited categories and major packaging and formula changes, one-time changes to policy for discounts, impact of changes to accounting methodology and one-time restructuring-related costs including employee severance and asset impairment.

Management considers our core operating performance to be that which our managers can affect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Non-GAAP adjustments to our results prepared in accordance with GAAP are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Modified EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Modified EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Set forth below is a reconciliation of net loss to Modified EBITDA for the three and six months ended June 30, 2024, and 2023 (unaudited; in thousands):

	Three Months Ended
	30-Jun
	2024	2023
Net loss	$(3,212)	$(3,134)

Modified EBITDA adjustments:
Depreciation and amortization	70	66
Tax expense	21
Interest expense	1,150	1,387
Change in fair value of SAFE investments	1,393	-
Stock option and other noncash compensation	93	(17)
Professional fees	334	-
Severance	26	92
Legal settlements	170	-
Total EBITDA adjustments	$3,257	$1,528

Modified EBITDA	$45	$(1,606)

	Six Months Ended June 30,
	2024	2023
Net loss	$(4,885)	$(7,491)

Modified EBITDA adjustments:
Depreciation and amortization	138	146
Income taxes	75	-
Interest expense	2,173	3,166
Change in fair value of SAFE investments	1,393
Product quality hold write-down	29	-
Stock option and other noncash compensation	222	216
Professional fees	334	92
Severance expense	26	-
Legal settlements	170	-
Total EBITDA adjustments	$4,560	$3,620

Modified EBITDA	$(325)	$(3,871)

We present Modified EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Modified EBITDA in developing our internal budgets, forecasts, and strategic plan; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; making compensation decisions; and in communications with our board of directors concerning our financial performance. Modified EBITDA has limitations as an analytical tool, which includes, among others, the following:

●	Modified EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
●	Modified EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
●	Modified EBITDA does not reflect future interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; and
●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Modified EBITDA does not reflect any cash requirements for such replacements.